SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

Commission File Number: 0-21092

OCTuS Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0013439
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 472, APDO 0832-2745, World Trade Center, Republic of Panama,  n/a
(Address of principal executive offices) (Zip Code)

011(507) 265-1555
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 26, 2006, OCTuS, Inc. (“Registrant”), a Nevada corporation (the "Registrant"), entered into a non-binding Letter of Intent ("LOI") with Nova Mobility Systems, Inc., a privately held Nevada corporation (“Nova”). Should the conditions to closing occur as described in the LOI, the Registrant would merge or otherwise acquire Nova. The final terms of the definitive agreements are being negotiated, and any such transaction would be subject to customary due diligence by all parties, and certain conditions which must be fulfilled prior to closing. The parties to the LOI are currently conducting due diligence. There is no assurance that this transaction will be concluded, or any similar such transaction, or that in the event that such a transaction is concluded, that it would increase the value of the Registrant's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OCTuS Inc.

Date: August 27, 2008	By:	/s/ David S. Pere
David S. Pere President, Chief Executive Officer

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